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EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Summa Industries:

        We consent to incorporation by reference of our report dated October 7, 2002, with respect to the balance sheet of Summa Industries as of August 31, 2002, and the related statements of income, stockholders' equity and cash flows for the year then ended, which report appears in the fiscal year 2002 annual report on Form 10-K, for the Company's previously filed Registration Statements on Form S-8 pertaining to the Company's 1984 and 1991 Stock Option Plans, filed on April 15, 1993, the 1995 Stock Option Plan, filed on January 31, 1997 (No. 333-20835), the amendment to the 1995 Stock Option Plan, filed on December 15, 1998 (No. 333-68921), the 1999 Stock Option Plan, filed on December 15, 1998 (No. 333-68981), the amendment to the 1999 Stock Option Plan, filed on May 3, 2002 (No. 333-87692), the Summa ESOP and 401(k) Stock Option Plan, filed on September 8, 1997 (No. 333-35163), the Calnetics Stock Option Plan, filed on October 21, 1997 (No. 333-38415), the Falcon Acquisition Stock Option Plan, filed on December 15, 1998 (No. 333-68983), the Plastron Acquisition Stock Option Plan, filed on May 20, 1999 (No. 333-78873), the Plastic Specialties, Inc. Acquisition Stock Option Plan filed on May 3, 2002 (No. 333-87690), and the previously filed Registration Statement on Form S-4 pertaining to the LexaLite Stock Option Plan, filed on September 9, 1996 (No. 333-11571), with the Securities and Exchange Commission under the Securities Act of 1933.

/s/ KPMG LLP
KPMG LLP

Los Angeles, California
October 30, 2002

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EXHIBIT 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS